Exhibit 4.4

NEITHER THIS WARRANT NOR THE SECURITIES 1SSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

WARRANT

January 28, 2005

THIS CERTIFIES THAT, for value received, General Electric Capital Corporation (“Holder”) is entitled to subscribe for and purchase at the Warrant Price (as hereinafter defined) the number of Warrant Shares (as hereinafter defined) of Acorda Therapeutics, Inc., a Delaware corporation (the “Company”), equal to Three Hundred Thousand and 00/100 Dollars ($300,000) divided by the Warrant Price, subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term “Warrant Shares” shall mean (i) to the extent the Company has consummated a Qualifying Equity Round (as defined below), but has not consummated its IPO (as defined below), on or before February 28, 2006, shares of the series of the Company’s Preferred Stock, $.001 par value (the “Preferred Stock”) issued and sold in the Qualifying Equity Round; (ii) to the extent the Company has consummated its IPO (as defined below) on or before February 28, 2006, shares of Common Stock (as hereinafter defined); and (iii) to the extent the Company has not consummated either a Qualifying Equity Round or an IPO on or before February 28, 2006, or if prior to February 28, 2006, neither a Qualifying Equity Round nor an IPO has been consummated but the Company consummates an Acquisition Event (as defined in Section 7(a) below), shares of Series K Preferred Stock of the Company (the “Series K Preferred”). “Warrant Shares Determination Date” shall mean the date on which the type of Warrant Shares to be delivered upon exercise of this Warrant, under clause (i), (ii) or (iii) of the preceding sentence, shall have been determined. “Qualifying Equity Round” shall mean an equity financing of greater than $5,000,000, primarily from institutional venture investors, but shall not include the Company’s IPO.  “IPO” shall mean the issuance and sale of shares of the Company’s Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended.  “Common Stock” shall mean (except where the context otherwise indicates) the Common Stock of the Company, par value $.001 per share, as constituted on the date hereof, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) that is not preferred as to dividends or liquidation over any other class of stock of the Company and that is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as described in Section 7(a)) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 7(a) hereof.

1.             Warrant Price.  The “Warrant Price” shall be (a) in the case of Warrant Shares issued pursuant to clause (i) above, the price per share of the Preferred Stock issued in the Qualifying Equity Round; (b) in the case of Warrant Shares issued pursuant to clause (ii) above, the lower of (A) the per share price of the Common Stock sold in the IPO and (B) $7.50 per share; and (c) in the case of Warrant Shares issued pursuant to clause (iii) above, $7.50 per share; provided, that the Warrant Price determined in accordance with this Section 1 shall be subject to adjustment as provided in Section 7 below.

2.             Conditions to Exercise.  The purchase right represented by this Warrant may be exercised at any time, or from time to time, in whole or in part during the term commencing on the Warrant Shares Determination Date and ending at 5:00 P.M.  (New York City time) on the tenth anniversary of the date of this Warrant.

3.             Method of Exercise; Payment; Issuance of Shares; Issuance of New Warrant.

(a)           Cash Exercise.  Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant (with a duly executed Notice of Exercise in the form attached hereto) at the principal office of the Company (as set forth in Section 18 below) and by payment to the Company, by check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Warrant Shares then being purchased.  In the event of any exercise of the rights represented by this Warrant, certificates for the Warrant Shares so purchased shall be in the name of, and delivered to, the Holder hereof, or as such Holder may direct (subject to the terms of transfer contained herein and upon payment by such Holder hereof of any applicable transfer taxes).  Such delivery shall be made within 30 days after exercise of the Warrant and at the Company’s expense and, unless this Warrant has been fully exercised or expired, a new Warrant having terms and conditions substantially identical to this Warrant and representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not have been exercised, shall also be issued to the Holder hereof within 30 days after exercise of the Warrant.

(b)           Net Issue Exercise.  Holder may also elect to receive shares equal to the value of this Warrant (or of any portion thereof remaining unexercised) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to Holder the number of Warrant Shares computed using the following formula:

X =	Y(A-B)
A
Where X = the number of Warrant Shares to be issued to Holder.
Y = the number of Warrant Shares purchasable under this Warrant (at the date of such calculation).
A = the Fair Market Value of one Warrant Share (at the date of such calculation).
B = Warrant Price (at the date of such calculation).

(c)           Fair Market Value.  For purposes of this Section 3, Fair Market Value of a Warrant Share shall mean:

(i)            In the event that the Company’s Common Stock is listed on the Nasdaq National Market or on any other exchange, the last reported sales price on such exchange, as published in The Wall Street Journal, for the ten (10) trading days prior to the date of determination of Fair Market Value or, if the Common Stock has been subject to trading on the Nasdaq National Market or such other exchange for less than ten (10) days, at the price at which a share of Common Stock was sold in the IPO; or

(ii)           In the event of an exercise in connection with a merger, acquisition or other consolidation in which the Company is not the surviving entity, the per share Fair Market Value of a Warrant Share shall be the value to be received per Warrant Share by all holders of the class and series of capital stock represented by the Warrant Shares in such transaction as determined in good faith by the Board of Directors; or

(iii)          In any other instance, the per share Fair Market Value for the Warrant Shares shall be as determined in good faith by the Company’s Board of Directors.

In the event of 3(c)(ii) or 3(c)(iii), above, the Company’s Board of Directors shall prepare a certificate, to be signed by an authorized officer of the Company, setting forth in reasonable detail the basis for and method of determination of the per share Fair Market Value of the Warrant Shares.  The Board will also certify to the Holder that this per share Fair Market Value will be applicable to all holders of the class and series of capital stock of the Company represented by the Warrant Shares.  Such certification must be made to Holder at least twenty (20) days prior to the proposed effective date of the merger, consolidation, sale, or other triggering event as defined in 3(c)(ii) or 3(c)(iii).

(d)           Automatic Exercise.  To the extent this Warrant is not previously exercised, it shall be automatically exercised in accordance with Sections 3(b) and 3(c) hereof (even if not surrendered) immediately before its expiration, involuntary termination or cancellation.

4.             Representations and Warranties of Holder and the Company

(a)           Representations and Warranties by Holder. The Holder represents and warrants to the Company with respect to this purchase as follows:

(i)            The Holder has substantial experience in evaluating and investing in private placement transactions of securities of companies similar to the Company so that the Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its interests.

(ii)           Except for transfers to a Holder affiliate, the Holder is acquiring the Warrant and the Warrant Shares issuable upon exercise of the Warrant (collectively the “Securities”) for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof.  The Holder understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Act”) by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

(iii)          The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available.  The Holder is aware of the provisions of Rule 144 promulgated under the Act.

(iv)          The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

(v)           The Holder has had an opportunity to discuss the Company’s business, management and financial affairs with its management and an opportunity to review the Company’s facilities.  The Holder understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material but were not necessarily a thorough or exhaustive description.

(b)           The Company hereby represents and warrants to Holder that the statements in the following paragraphs of this Section 4(b) are true and correct (a) as of the date hereof and (b) except where any such representation and warranty relates specifically to an earlier date, as of the date of any exercise of this Warrant.

(i)            Corporate Organization and Authority.  Company (a) is a corporation duly organized, validly existing, and in good standing in its jurisdiction of incorporation; (b) has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and (c) is qualified as a foreign corporation in all jurisdictions where failure to so qualify would have a material adverse affect on the business, operations or financial condition of the Company.

(ii)           Corporate Power.  Company has all requisite legal and corporate power and authority to execute, issue and deliver the Warrant, to issue the Warrant Shares and any shares of capital stock issuable upon conversion of the Warrant Shares, and to carry out and perform its obligations under the Warrant and any related agreements.

(iii)          Authorization; Enforceability.  All corporate action on the part of Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of its obligations under this Warrant and for the authorization, issuance and delivery of the Warrant and the Warrant Shares issuable upon exercise of the Warrant has been taken and this Warrant constitutes the legally binding and valid obligation of Company enforceable in accordance with its terms.

(iv)          Valid Issuance of Warrant and Preferred Stock  The Warrant has been validly issued and is free of restrictions on transfer other than restrictions on transfer set forth herein and under applicable state and federal securities laws.  The Warrant Shares issuable upon conversion of this Warrant, and the shares of capital stock, if any, issuable upon conversion of Warrant Shares, when issued, sold and delivered in accordance with the terms of this Warrant or the Warrant Shares, as the case may be, for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Warrant and under applicable state and federal securities laws.

Subject to applicable restrictions on transfer, the issuance and delivery of the Warrant and the Warrant Shares issuable upon conversion of the Warrant are not subject to any preemptive or other similar rights or any liens or encumbrances, except as specifically set forth in Company’s Certificate of Incorporation or this Warrant.

(v)           No Conflict with Other Instruments.  The execution, delivery, and performance of this Warrant will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice (a) any provision of Company’s Certificate of Incorporation or by-laws; (b) any provision of any judgment, decree, or order to which Company is a party or by which it is bound; (c) any contract, obligation or commitment to which Company is a party or by which it is bound; or (d) any statute, rule, or governmental regulation applicable to Company.

(vi)          Capitalization.  As of the date hereof, the authorized capital stock of Company consists of 260,000,000 shares of Common Stock, of which 256,842 are issued and outstanding, and 141,754,865 shares of Preferred Stock, of which (A) 1,646,068 have been designated Series A Preferred Stock and 1,306,068 are outstanding, (B) 2,250,000 have been designated Series B Preferred Stock, and 900,000 are outstanding, (C) 333,333 have been designated Series C Preferred Stock, all of which are outstanding, (D) 400,000 have been designated Series D Preferred Stock, none of which are outstanding, (E) 1,844,289 have been designated Series E-l Preferred Stock, all of which are outstanding, (F) 5,628,323 have been designated Series E-2 Preferred Stock, all of which are outstanding, (G) 2,300,000 have been designated Series F Preferred Stock, all of which are outstanding, (H) 1,250,000 have been designated Series G Preferred Stock, none of which are outstanding, (I) 1,575,229 have been designated Series H Preferred Stock, all of which are outstanding, (J) 10,204,047 have been designated Series I Preferred Stock, all of which are outstanding, (K) 112,790,246 have been designated Series J Preferred Stock, all of which are outstanding, and (L) 1,533,330 have been designated Series K Preferred Stock and 1,533,327 are outstanding.  The Company has currently reserved 40,000 shares of Common Stock for issuance upon exercise of this Warrant, in the event that this Warrant is exercised for Common Stock.

(vii)         Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Company is required in connection with the offer, sale or issuance of the Warrant (and the Warrant Shares issuable upon exercise of the Warrant), or the consummation of any other transaction contemplated hereby.  The offer, sale and issuance of the Warrant and the shares of Warrant Shares in conformity with the terms of this Warrant are exempt from the registration requirements of the Act and any applicable state laws.

5              Legends.

(a)           Each certificate representing the Securities shall be endorsed with the following legend;

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A “NO ACTION” LETTER FROM THE SECURITIES AND

EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR (IF REASONABLY REQUIRED BY THE COMPANY) AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

The Company need not enter into its stock records a transfer of Securities unless the conditions specified in the foregoing legend are satisfied. The Company may also instruct its transfer agent not to allow the transfer of any of the Shares unless the conditions specified in the foregoing legend are satisfied.

(b)           Removal of Legend and Transfer Restrictions.  The legend relating to the Act endorsed on a certificate pursuant to paragraph 5(a) of this Warrant shall be removed and the Company shall issue a certificate without such legend to the Holder of the Securities if (i) the Securities are registered under the Act and a prospectus meeting the requirements of Section 10 of the Act is available or (ii) the Holder provides to the Company an opinion of counsel for the Holder reasonably satisfactory to the Company, a no-action letter or interpretive opinion of the staff of the SEC reasonably satisfactory to the Company, or other evidence reasonably satisfactory to the Company, to the effect that public sale, transfer or assignment of the Securities may be made without registration and without compliance with any restriction such as Rule 144.

6.             Condition of Transfer or Exercise of Warrant.  It shall be a condition to any transfer or exercise of this Warrant that at the time of such transfer or exercise, the Holder shall provide the Company with a representation in writing that the Holder or transferee is acquiring this Warrant and the Warrant Shares to be issued upon exercise for investment purposes only and not with a view to any sale or distribution, or will provide the Company with a statement of pertinent facts covering any proposed distribution. As a further condition to any transfer of this Warrant or any or all of the Warrant Shares issuable upon exercise of this Warrant, other than a transfer registered under the Act, the Company may request a legal opinion, in form and substance satisfactory to the Company and its counsel, reciting the pertinent circumstances surrounding the proposed transfer and stating that such transfer is exempt from the registration and prospectus delivery requirements of the Act. The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder. Each certificate evidencing the Warrant Shares issued upon exercise of the Warrant or upon any transfer of such Warrant Shares (other than a transfer registered under the Act or any subsequent transfer of shares so registered) shall, at the Company’s option, if the Warrant Shares are not freely saleable under Rule 144(k) under the Act, contain a legend in form and substance satisfactory to the Company and its counsel, restricting the transfer of the shares to sales or other dispositions exempt from the requirements of the Act. As further condition to each transfer, at the request of the Company, the Holder shall surrender this Warrant to the Company and the transferee shall receive and accept a Warrant, of like tenor and date, executed by the Company.

7.             Adjustment for Certain Events. The number and kind of securities purchasable upon the exercise of this Warrant and the applicable Warrant Price shall be subject to adjustment from time to time upon the occurrence of any of the following events, provided that such event occurs after the Warrant Shares Determination Date:

(a)           Reclassification or Merger. In case of any (i) reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or (ii) merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant) or sale of all or substantially all of the assets of the Company (the transactions referred to in this clause (i) ar referred to as an “Acquisition Event”), the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the Holder a new Warrant (in form and substance satisfactory to the Holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Warrant Shares theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a Holder of the number of Warrant Shares then purchasable under this Warrant, or in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of the Holder, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the value of the Warrant Shares purchasable upon exercise of this Warrant at the time of the transaction. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

(b)           Subdivision or Combination of Shares.   If the Company, at any time while this Warrant remains outstanding and unexpired, shall subdivide or combine the outstanding shares of any class or series of capital stock that is the same as the class and series represented by the Warrant Shares, the Warrant Price shall be proportionately decreased and the number of Warrant Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Warrant Shares issuable hereunder shall be proportionately decreased in the case of a combination.

(c)            Stock Dividends and Other Distributions.   If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend on shares of its capital stock of the same class and series as the Warrant Shares, payable in the same class and series of capital stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of such class and series of capital stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of such class and series outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to such class and series of capital stock (except any distribution specifically provided for in Sections 7(a) and 7(b)), then, in each such case, provision shall be made by the Company such that the Holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the Holder of such class and series of capital stock as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

(d)            Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

8.             Notice of Adjustments. Whenever any Warrant Price or the kind or number of securities issuable under this Warrant shall be adjusted pursuant to Section 7 hereof, the Company shall prepare a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and number or kind of shares issuable upon exercise of the Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by certified or registered mail, return receipt required, postage prepaid) within thirty (30) days of such adjustment to the Holder of this Warrant as set forth in Section 18 hereof.

9.             Transferability of Warrant. This Warrant shall not be transferable by the Holder, unless to an affiliate of Holder, without the prior written consent of the Company, except in connection with a merger or consolidation of the Company with or into another entity, or a sale of all or substantially all of the assets of the Holder to another entity, or a liquidation of the Holder. Any transfer permitted by this Section 9 shall be made on the books of the Company at its principal office by the registered Holder hereof upon surrender of this Warrant properly endorsed, subject to compliance with Section 6 and applicable federal and state securities laws. In the event of a permitted transfer, the Company shall issue and deliver to the transferee a new Warrant representing the Warrant so transferred.    Upon any partial transfer that is permitted, the Company will issue and deliver to Holder a new Warrant with respect to the Warrant not so transferred. In no event shall Holder have any right to transfer any portion of this Warrant to any direct competitor of the Company.

10.           Registration Rights. The Company hereby agrees that the Holder shall have the right, and hereby grants to the Holder the right, (a) to include the Warrant Shares (or, if the Warrant Shares are not Common Stock, the shares of Common Stock issuable upon conversion of the Warrant Shares) in any registration by the Company of its Common Stock pursuant to Section 6 of the Sixth Amended and Restated Registration Rights Agreement, dated as of March 3, 2004 among the Company and the Holders (as defined in such agreement) (the “RRA”), a copy of which is attached to this Warrant as Exhibit A, including the right to have the Registration Expenses (as defined in the RRA) paid under Section 8 of the RRA with respect to any registration under Section 6 of the RRA, and (b) to have such shares treated as “Registrable Securities” thereunder; provided, however, that (x) the Holder shall not have the right to include any shares in the Company’s IPO; (y) in the event that the number of shares to be included in a registration under Section 6 of the RRA is limited in accordance with Section 6(b) of the RRA, the Holder’s Registrable Securities will be subject to exclusion on a pro rata basis with any “Registrable

Securities” as defined in the RRA; and (z) as a condition to any rights set forth in this Section 10 of this Warrant, the Holder agrees to, and shall, be bound by the terms of Sections 10 and 14 of the RRA.

11.           No Fractional Shares. No fractional share of Preferred Stock or Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional share the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

12.           Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder for any United States or state of the United States documentary stamp tax or other incidental expense with respect to the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

13.           No Shareholder Rights Until Exercise. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

14.           Registry of Warrant. The Company shall maintain a registry showing the name and address of the registered Holder of this Warrant.  This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at such office or agency of the Company, and the Company and Holder shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

15.           Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to it, and, if mutilated, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant, having terms and conditions substantially identical to this Warrant, in lieu hereof.

16.           Miscellaneous.

(a)           Issue Date.  The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the date hereof.

(b)           Successors.  This Warrant shall be binding upon any successors or assigns of the Company.

(c)           Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

(d)           Headings.  The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

(e)           Saturdays, Sundays, Holidays.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a

Sunday or shall be a legal holiday in the State of Connecticut, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

(f)            Waiver of Jury Trial.  Each of the parties hereto hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Warrant or the Warrant Shares.

(g)           Attorney’s Fees.  In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorney’s fees.

17.           No Impairment. The Company will not, by amendment of its Certificate of Incorporation or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereof against impairment.

18.           Addresses.  Any notice required or permitted hereunder shall be in writing and shall be mailed by overnight courier, registered or certified mail, return receipt required, and postage prepaid, or otherwise delivered by hand or by messenger, addressed as set forth below, or at such other address as the Company or the Holder hereof shall have furnished to the other party.

If to the Company:	Acorda Therapeutics, Inc.
15 Skyline Drive Hawthorne, NY 10532 Attn: Mr. David Lawrence

If to the Holder:	General Electric Capital Corporation
83 Wooster Heights Road Danbury, CT 06810
Attn:	Credit Manager-Life Science Finance

IN WITNESS WHEREOF, Acorda Therapeutics, Inc. has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated as of Nov 17, 2005.	By:	/s/ David Lawrence
	Name:	David Lawrence
	Title:	Chief Financial Officer

NOTICE OF EXERCISE

to:

1.                                       The undersigned Warrantholder (“Holder”) elects to acquire ______________ shares of the ______________ Stock (the “Stock”) of Acorda Therapeutics, Inc. (the “Company”), pursuant to the terms of the Stock Purchase Warrant dated January 28, 2005 (the “Warrant”).

2.             The Holder exercises its rights under the Warrant as set forth below:

( )	The Holder elects to purchase ____________ shares of ____________ Stock as provided in Section 3(a) and tenders herewith a check in the amount of $____________ as payment of the purchase price.

( )	The Holder elects to convert the purchase rights into shares of ____________ Stock as provided in Section 3(b) of the Warrant.

3.             The Holder surrenders the Warrant with this Notice of Exercise.

The Holder represents that it is acquiring the aforesaid Warrant Shares (as defined in the Warrant) for investment and not with a view to or for resale in connection with distribution and that the Holder has no present intention of distributing or reselling the shares.

Please issue a certificate representing the Warrant Shares exercised in the name of the Holder or in such other name as is specified below:

Name:

Address:

Taxpayer I.D.:

(Holder)

By:

Title:

Date:

11